Exhibit 99.1

API Technologies Reports Results for the Fiscal Second Quarter Ended May 31, 2014

ORLANDO, Fla.– (PR Newswire) – July 9, 2014 - API Technologies Corp. (NASDAQ:ATNY) (“API” or the “Company”), a leading provider of high performance RF/microwave, power, and security solutions for critical and high-reliability applications, today announced results for the fiscal second quarter ended May 31, 2014.

Results for the Quarter Ended May 31, 2014

API Technologies reported fiscal second quarter revenue of $53.2 million.

For the fiscal second quarter of 2014, GAAP gross margin as a percentage of sales was 19.6%; non-GAAP gross margin was 22.2%.

API Technologies posted a net loss of $15.0 million for the fiscal second quarter, primarily due to the write-off of note discounts and deferred financing charges from debt extinguishment, which were $10.2 million. Adjusted EBITDA for the fiscal second quarter was $4.3 million. Restructuring costs recorded in the three months ended May 31, 2014 were approximately $1.0 million.

Results for the Six Months Ended May 31, 2014

API Technologies reported revenue of $112.1 million for the six months ended May 31, 2014. GAAP gross margin was 21.2% for the six-month period ended May 31, 2014. Non-GAAP gross margin was 23.0% for the same period.

The Company posted a net loss of $17.1 million for the six months ended May 31, 2014, primarily due to the amortization of note discounts and deferred financing charges, which were $10.9 million. Adjusted EBITDA for the six months ended May 31, 2014 was $10.8 million. Restructuring costs recorded in the six months ended May 31, 2014 were approximately $1.4 million.

“While our EMS business was weaker than expected in Q2, we enter Q3 with a company-wide, fully funded $123.7 million backlog and positive book-to-bill, highlighted by strong demand for our Systems, Subsystems, and Components (SSC) segment products. The strength of our differentiated technology portfolio continues to generate key customer design-ins that will drive shareholder return in the quarters ahead,” said Bel Lazar, president and chief executive officer of API Technologies.

Conference Call

API Technologies will host a conference call to review the Company’s fiscal second quarter results tomorrow, July 10, at 10:00 a.m. Eastern Time. Bel Lazar, President and Chief Executive Officer, and Claudio Mannarino, Senior Vice President and Chief Financial Officer, will host the call.

The call will be available by dialing 1-877-317-6789 or 1-412-317-6789 and accessible by webcast at http://www.apitech.com/investor-relations. Recorded replays of the webcast will be available on the Company’s Investor Relations App, and for 30 days on the Company’s website, and by telephone at 1-877-344-7529 or 1-412-317-0088, replay passcode #10048296, beginning noon Eastern Time on July 10, 2014.

The API Technologies Investor Relations App is available for iPhone® and iPad® via the Apple iTunes store and for Android™ devices via Google Play. For more information, visit http://www.apitech.com/investor-relations.

About API Technologies Corp.

API Technologies (NASDAQ: ATNY) is an innovative designer and manufacturer of high performance systems, subsystems, modules, and components for technically demanding RF, microwave, millimeter wave, electromagnetic, power, and security applications. A high-reliability technology pioneer with over 70 years of heritage, API Technologies products are used by global defense, industrial, and commercial customers in the areas of commercial aerospace, wireless communications, medical, oil and gas, electronic warfare, unmanned systems, C4ISR, missile defense, harsh environments, satellites, and space. Learn more about API Technologies and our products at www.apitech.com.

Non-GAAP Financial Information

In this press release, API has provided the non-GAAP financial measures for Adjusted EBITDA from continuing operations and non-GAAP gross margin. Non-GAAP gross margin excludes restructuring charges and certain other adjustments described in the reconciliation table and Non-GAAP Adjusted EBITDA from continuing operations (Earnings from continuing operations before interest, taxes, depreciation and amortization) excludes restructuring charges, acquisition and divestiture-related charges, foreign exchange losses, stock-based compensation expenses, amortization of note discounts and deferred financing costs, and certain other adjustments described in the reconciliation table. Management believes the supplemental non-GAAP presentations provide investors an additional analytical tool for understanding the Company’s financial performance by excluding from operating results the impact of items that management believes do not reflect the Company’s core operating performance. These are not recognized measures under US GAAP, do not have a standardized meaning, and are unlikely to be comparable to similar measures used by other companies. Accordingly, investors are cautioned that these non-GAAP measures should not be construed as an alternative to net earnings or loss or gross margin determined in accordance with GAAP as an indicator of the financial performance of the Company or as a measure of the Company’s liquidity and cash flows. We expect our financial statements to continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Safe Harbor for Forward-Looking Statements

Except for statements of historical fact, the information presented herein constitutes forward-looking statements. All forward-looking statements are subject to certain risks, uncertainties and assumptions which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include but are not limited to, general economic and business conditions, including without limitation, reductions in government defense spending; government regulations; our ability to integrate and consolidate our operations; our ability to expand our operations in both new and existing markets; the ability of our review of strategic alternatives to maximize stockholder value; and the effect of growth on our infrastructure. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. The forward-looking statements in this news release should be read in conjunction with the more detailed descriptions of the above factors located in our Annual Report on Form 10-K under Part I, Item 1A “Risk Factors” as well as those additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. All information in this release is as of the date hereof. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements in this press release, whether as a result of new information, future events, or otherwise.

Contact:

Claudio Mannarino

Senior Vice President and Chief Financial Officer

+1 855-294-3800

investors@apitech.com

Tara Flynn Condon

Vice President, Corporate Development & Marketing

+1 908-546-3903

media@apitech.com

API Technologies Corp.

Financial Results

For the Three and Six Months Ended May 31, 2014 and 2013

Consolidated Statements of Operations (unaudited)

in thousands USD

	For the Three Months Ended May 31, 2014	For the Three Months Ended May 31, 2013	For the Six Months Ended May 31, 2014	For the Six Months Ended May 31, 2013
Revenue, net	$53,169	$64,229	$112,086	$122,533
Cost of revenues
Cost of revenues	42,478	49,549	87,751	95,697
Restructuring charges	281	63	580	166

Total cost of revenues	42,759	49,612	88,331	95,863

Gross profit	10,410	14,617	23,755	26,670

Operating expenses
General and administrative	5,820	6,168	11,539	12,804
Selling expenses	3,536	4,074	7,294	7,758
Research and development	2,161	2,337	4,234	4,641
Business acquisition and related charges	75	620	185	1,088
Restructuring charges	748	322	866	563

	12,340	13,521	24,118	26,854

Operating income (loss)	(1,930)	1,096	(363)	(184)
Other expenses (income), net
Interest expense, net	2,887	4,478	5,297	8,822
Amortization of note discounts and deferred financing costs	10,228	521	10,893	11,275
Other expenses (income), net	(223)	421	(113)	(376)

	12,892	5,420	16,077	19,721

Loss from continuing operations before income taxes	(14,822)	(4,324)	(16,440)	(19,905)
Expense (benefit) for income taxes	162	(350)	668	(172)

Loss from continuing operations, net of income taxes	(14,984)	(3,974)	(17,108)	(19,733)
Income from discontinued operations, net of income taxes	—	11,446	—	12,779

Net income (loss)	$(14,894)	$7,472	$(17,108)	$(6,954)
Accretion on preferred stock	—	(290)	(393)	(290)

Net income (loss) attributable to common shareholders	$(14,984)	$7,182	$(17,501)	$(7,244)

Loss per share from continuing operations—Basic and diluted	$(0.27)	$(0.07)	$(0.32)	$(0.36)
Income per share from discontinued operations—Basic and diluted	$0.00	$0.20	$0.00	$0.23

Net income (loss) per share—Basic and diluted	$(0.27)	$0.13	$(0.32)	$(0.13)

Weighted average shares outstanding
Basic	55,446,463	55,402,595	55,463,440	55,386,031
Diluted	55,446,463	55,402,595	55,463,440	55,386,031

Consolidated Balance Sheets (unaudited)

in thousands USD

	May 31, 2014	November 30, 2013
Assets
Current
Cash and cash equivalents	$10,632	$6,351
Restricted cash	—	1,500
Accounts receivable, net	36,779	39,751
Inventories, net	52,726	58,218
Deferred income taxes	2,303	2,426
Prepaid expenses and other current assets	1,426	2,445

	103,866	110,691
Fixed assets, net	31,689	35,231
Fixed assets held for sale	150	150
Goodwill	116,770	116,770
Intangible assets, net	34,169	38,780
Other non-current assets	1,714	2,956

Total assets	$288,358	$304,578

Liabilities, Redeemable Preferred Stock and Shareholders’ Equity
Current
Accounts payable and accrued expenses	$23,806	$32,217
Deferred revenue	3,723	3,519
Current portion of long-term debt	8,451	8,155

	35,980	43,891
Deferred income taxes	5,945	5,517
Other long-term liabilities	1,133	1,135
Long-term debt, net of current portion and discount	123,298	96,606
Deferred gain	8,085	—

	174,441	147,149

Redeemable Preferred Stock	—	26,326
Shareholders’ equity
Common stock	55	55
Special voting stock	—	—
Additional paid-in capital	327,794	327,901
Common stock subscribed but not issued	2,373	2,373
Accumulated deficit	(218,299)	(200,798)
Accumulated other comprehensive income	1,994	1,572

	113,917	131,103

Total Liabilities, Redeemable Preferred Stock and Shareholders’ Equity	$288,358	$304,578

Consolidated Adjusted EBITDA

in thousands USD

The following table reconciles three and six months GAAP income (loss) from operations to non-GAAP Adjusted EBITDA.

	Three months ended May 31, 2014	Six Months ended May 31, 2014
Loss from operations Adjustments	$(14,984)	$(17,108)
Interest expense, net	2,887	5,297
Amortization of note discounts and deferred financing costs	10,228	10,893
Depreciation and amortization	4,111	8,242
Income and franchise taxes	162	668
Restructuring charges	1,029	1,446
Acquisition related charges	75	185
Other adjustments (A)	775	1,154

Total Adjusted EBITDA	$4,283	$10,777

(A)	Other adjustments primarily include inventory provisions ($824 – 3 months; $1,168 – 6 months), stock based compensation ($(21) – 3 months; $(69) – 6 months), franchise taxes ($44 – 3 months; $85 – 6 months), financing & other adjustments ($156 – 3 months; $283 – 6 months), lease payments for the State College, Pennsylvania facility ($(322) – 3 months; $(539) – 6 months) and foreign exchange loss ($94 – 3 months; $226 – 6 months).

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin

$ amounts in thousands USD

	Three Months Ended	Six Months Ended
	May 31, 2014	May 31, 2014
Revenue	$53,169	$112,086
Gross Profit	10,410	23,755
GAAP Gross Margin %	19.6%	21.2%
Restructuring and other adjustments (A)	1,376	2,044
Adjusted Gross profit	11,786	25,799
Adjusted Gross margin %	22.2%	23.0%

(A)	Other adjustments primarily include inventory provisions.